EXHIBIT 10.1

PORTIONS HEREIN IDENTIFIED BY [*****] HAVE BEEN EXCLUDED  FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Grant ID: DP160012	PI/PD/CR: Jeff Hutchins
No Cost Extension with Attachment F

As indicated by the signatures below, the INSTITUTE and the RECIPIENT agree to the following amendments to the CPRIT Contract:

Original Contract End Date: 31 May 2019

Current Contract End Date: 30 May 2020

Proposed Contract End Date: 30 Nov 2020

Justification: [*****].

Contract Document F: Parties hereby agree that the RECIPIENT is granted a third six-month extension of time from the termination date reflected in the Attachment F-No Cost Extension (Version 2) approved on November 20, 2019, for purposes of concluding the approved scope of work as authorized by the Contract. Accordingly, the May 30, 2020 termination date is replaced with November 30, 2020. All terms and conditions of the Contract continue during the extension period. Parties agree that this extension is a “no-cost” extension and approval of this amendment does not approve, grant or confer additional grant funds in excess of the amount originally awarded.

Description: The May 30, 2020 termination date is replaced with November 30, 2020 for purposes of concluding the approved scope of work as authorized by the Contract.

RECIPIENT Pelican Therapeutics ASO Name: Jasuja, Rahul Submitted Date: 02 Apr 2020	INSTITUTE Cancer Prevention & Research Institute of Texas CEO Name: Roberts, Wayne Approved Date: 09 Apr 2020